Exhibit (a)(1)(b)

FROM:	Richard K. Williams

SUBJECT:	Stock Option Exchange Program

DATE:	September 11, 2008

Today, I am happy to announce that we are offering you the opportunity to participate in an employee Stock Option Exchange Program. We consider stock option grants as an important financial incentive to retain and reward our valuable staff and to encourage employees to work hard, be more productive, and to grow our business. Unfortunately, many of the currently outstanding stock options held by employees are “underwater,” which means that the per share exercise prices of the stock options are greater than the current fair market value of our common stock. As a result, the Board of Directors has approved a Stock Option Exchange Program, which is structured to reset existing certain option grants to a new price consistent with the stock’s fair market value when tendered options are accepted. Officers and directors of the Company as well as employees located in France are not eligible to participate in the Exchange Program.

The Stock Option Exchange Program will allow you to exchange outstanding unexercised stock options granted between February 1, 2007 and July 1, 2008 for new stock options. These new stock options will be granted on the same day that the exchanged stock options are cancelled. The price of these new options will be no less than the fair market value of our common stock on the new option grant date, which would be the closing price reported by the Nasdaq Global Market for our common stock on the new option grant date. The new options will be scheduled to vest on the new option grant date at a rate of 25% after one year and 6.25% every three months thereafter (subject to your continued employment).

The Stock Option Exchange Program is being made under the terms and subject to the conditions of the Offer to Exchange Stock Options Granted Between February 1, 2007 and July 1, 2008 for New Stock Options (the “Offer to Exchange”) and the related election form and withdrawal form, which are attached to this email.

You should read all of these documents carefully before you decide whether to participate in the offer. We have attempted to anticipate many of the questions you may have regarding the terms of the Stock Option Exchange Program and have included some frequently asked questions as part of the Offer to Exchange.

Participation is completely voluntary. Participating in the offer involves risks that are discussed in the Offer to Exchange. We recommend that you speak with your personal financial, legal and/or tax advisors to weigh the benefits and risks involved in participating in the Stock Option Exchange Program. If you choose not to participate, you will retain your current options under their current terms and conditions.

To participate in the Stock Option Exchange Program, you must properly complete and sign the election form and return it to Stock Admin before the offer expires (currently expected to be 5:00 p.m., Pacific Time, on October 9, 2008) by facsimile at (408) 716-2539, by e-mail PDF to stockadmin@aati.com or by hand to Advanced Analogic Technologies Incorporated, 3230 Scott Boulevard, Santa Clara, CA 95054 U.S.A. If Stock Admin has not received your properly completed and signed Election Form before the offer expires, you will have rejected this offer and you will keep your current options.

Please carefully read all of the offer documents. This letter is an introduction to the offer, but does not describe the terms and conditions that apply. Please direct any questions you may have to Stock Admin at the following telephone number:

Stock Admin

(408) 330-1629

Finally, I want to commend all of you for your continued commitment both to AnalogicTech and to our customers.

Sincerely,

Richard

FROM:	Richard K. Williams

SUBJECT:	Stock Option Exchange Program

DATE:	September 11, 2008

Today, I am happy to announce that we are offering you the opportunity to participate in an employee Stock Option Exchange Program. We consider stock option grants as an important financial incentive to retain and reward our valuable staff and to encourage employees to work hard, be more productive, and to grow our business. Unfortunately, many of the currently outstanding stock options held by employees are “underwater,” which means that the per share exercise prices of the stock options are greater than the current fair market value of our common stock. As a result, the Board of Directors has approved a Stock Option Exchange Program, which is structured to reset certain existing option grants to a new price consistent with the stock’s fair market value when tendered options are accepted. Officers and directors of the Company as well as employees located in France are not eligible to participate in the Exchange Program.

In your specific case, the Stock Option Exchange Program offers another benefit. In one or more of your past stock option grants, the timing of the final approval of these grants occurred such that you were granted stock options having an exercise price that was less than the fair market value of the underlying common stock of the Company on the date of grant (i.e., “discount options”). Section 409A of the Internal Revenue Code stipulates that these discount options are subject to unfavorable tax consequences, including total potential taxation at a rate over 80%. This means you could be responsible for additional taxes imposed on prior stock option grants at the time when these grants vest.

By participating in the Stock Option Exchange Program, the tax exposure regarding the vesting of discount stock can be resolved and the option’s fair market value issue ameliorated at no additional cost to you. The details relating to your discount options are set forth on the attached schedule.

Your eligible options (including your discount options) will be identified in a listing sent separately by e-mail or by mail to your home address of record with AnalogicTech. If you have not received a listing by September 22, 2008, contact us immediately by e-mail at stockadmin@aati.com.

The Stock Option Exchange Program will allow you to amend and/or exchange outstanding unexercised stock options (including discount options) granted between February 1, 2007 and July 1, 2008 for new stock options. These new stock options will be granted on the same day that the exchanged stock options are cancelled. The price of these new options will be no less than the fair market value of our common stock on the new option grant date, which would be the closing price reported by the Nasdaq Global Market for our common stock on the new option grant date. The new options will be scheduled to vest on the new option grant date at a rate of 25% after one year and 6.25% every three months thereafter (subject to your continued employment).

The Stock Option Exchange Program is being made under the terms and subject to the conditions of the Offer to Exchange Stock Options Granted Between February 1, 2007 and July 1, 2008 for New Stock Options (the “Offer to Exchange”) and the related election form and withdrawal form, which are attached to this e-mail.

You should read all of these documents carefully before you decide whether to participate in the offer. We have attempted to anticipate many of the questions you may have regarding the terms of the Stock Option Exchange Program and have included some frequently asked questions as part of the Offer to Exchange.

Participation is completely voluntary. Participating in the offer involves risks that are discussed in the Offer to Exchange. We recommend that you speak with your personal financial, legal and/or tax advisors to weigh the benefits and risks involved in participating in the Stock Option Exchange Program. If you choose not to participate, you will retain your current options under their current terms and conditions.

To participate in the Stock Option Exchange Program, you must properly complete and sign the election form and return it to Stock Admin before the offer expires (currently expected to be 5:00 p.m., Pacific Time, on October 9, 2008) by facsimile at (408) 716-2539, by e-mail PDF to stockadmin@aati.com or by hand to Advanced Analogic Technologies Incorporated, 3230 Scott Boulevard, Santa Clara, CA 95054 U.S.A. If Stock Admin has not received your properly completed and signed Election Form before the offer expires, you will have rejected this offer and you will keep your current options.

Please carefully read all of the offer documents. This letter is an introduction to the offer, but does not describe the terms and conditions that apply. Please direct any questions you may have to Stock Admin at the following telephone number:

Stock Admin

(408) 330-1629

Finally, I want to commend all of you for your continued commitment both to AnalogicTech and to our customers.

Sincerely,

Richard